As filed with the Securities and Exchange Commission on May. 1, 2012

Registration No. 333-177525

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT 4 to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMERICAN BUSINESS SERVICES, INC.

(Exact name of registrant as specified in its charter)

Colorado		84-1194104
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification Number)

4980 Silver Pine Drive

Castle Rock, Colorado

Telephone: 303-730-7939

(Address and telephone number of registrant's

principal executive offices)

Phil E. Ray

4980 Silver Pine Drive

Castle Rock, Colorado 80108

Telephone: 303-730-7939

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies of all Correspondence to:

Jody M. Walker
J.M. Walker & Associates

Attorneys At Law

7841 S. Garfield Way

Centennial, Colorado

Telephone: (303) 850-7637

Facsimile: (303) 482-2731

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:  [x]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462 (d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company.

Large accelerated filer [ ]	Non-accelerated filer [ ]
Accelerated filer [ ]	Smaller reporting company [x]

                  Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offer Price	Amount of Registration Fee
Common Stock(1)	4,000,000	$0.05	$200,000	$23.22
Common Stock(2)	480,000	$0.05	$ 24,000	$ 2.79
Total	4,480,000	$0.05	$224,000	$26.01

(1) Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee.

(2) Represents common stock being sold on behalf of selling security holders

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND IS SUBJECT TO COMPLETION AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Preliminary Prospectus                         Dated May 1, 2012

American Business Services, Inc.

Up to a Maximum of 4,000,000 Shares of Common Stock

at $0.05 Per Share

480,000 Common Shares on behalf of Selling Shareholders

We are offering for sale a maximum of 4,000,000 shares of our common stock in a self-underwritten offering directly to the public at a price of $0.05 per share.

There is no minimum amount of shares that we must sell in our direct offering, and therefore no minimum amount of proceeds will be raised. No arrangements have been made to place funds into escrow or any similar account.  Upon receipt, offering proceeds will be deposited into our operating account and used to conduct our business and operations.

We are also registering 480,000 common shares on behalf of selling security holders.  We will not receive any cash or other proceeds in connection with the subsequent sale by the selling security holders.

The 480,000 common shares included in this prospectus may be offered and sold directly by the selling security holders.  The selling security holders must sell at a fixed price of $.05 until our shares are quoted on a market or securities exchange.  Thereafter, the selling security holders may sell at prevailing prices or privately negotiated prices.  We will not control or determine the price at which a selling security holder decides to sell its shares.  Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under applicable state law or that an exemption from registration is available.

The primary offering will commence on the effective date of this prospectus and will terminate on or before May 1, 2013.  In our sole discretion, we may terminate the primary offering before all of the common shares are sold.  The secondary offering by selling shareholders shall commence immediately upon termination of the primary offering.  The selling shareholders are friends, relatives, and business associates to Mr. Ray, and have given verbal agreements to wait until the primary offering is terminated before selling their shares.

There is no market for our securities.  Our common stock is presently not traded on any public market or securities exchange, and we have not applied for listing or quotation on any public market.

Consider carefully the risk factors beginning on page 9 in this prospectus.

Neither the SEC nor any state securities commission has approved these common shares or determined that this prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Proceeds of the Offering

                                     Per Common Share      Total

                                     ------------------------    -----------

Offering Price                              $.05             $200,000

Proceeds to registrant,

  before expenses                         $.05             $200,000

TABLE OF CONTENTS

Prospectus Summary

  7

Risk Factors

  9

Forward Looking Statements

16

Plan of Distribution and Selling Security Holders

16

Description of Business

20

Use of Proceeds

26

Determination of Offering Price

28

Dilution

28

Dividend Policy

29

Management’s Discussion and Analysis of Financial

  Condition and Results of Operations

29

Directors, Executive Officers, Promoters and Control Persons

34

Security Ownership of Certain Beneficial Owners

  and Management

37

Certain Relationships and Related Transactions

38

Description of Capital Stock

39

Shares Eligible for Future Sale

40

Disclosure of Commission Position on Indemnification

41

  for Securities Act liabilities

Changes in and Disagreements with Accountants on Accounting

  and Financial Disclosure

41

Market for Common Stock and Related Stockholder

  Matters

42

Experts

43

Legal Proceedings

43

Legal Matters

43

Where You Can Find More Information

44

Financial Statements

45

PROSPECTUS SUMMARY

To understand this offering fully, you should read the entire prospectus carefully, including the risk factors beginning on page 9.

General

American Business Services, Inc. (“ABS”) was incorporated under the laws of the state of Colorado on September 20, 1991.

Operations

ABS is a consulting company.  We consult with companies in the area of marketing, raising capital, operations, going public, merging from a public company to a private company as well as other areas of consulting.

From the inception to date, only Phil E. Ray, our chief executive officer and chief financial officer has actively involved in the consulting business of ABS.  Mr. Ray has used outside consultants from time to time.  Mr. Ray seeks clients through phone solicitation, email, trade shows and other methods.  Revenue is generated through consulting with companies.  Each situation is different and the consulting fees charged will vary, depending on the services performed.  We intend to add additional services and to hire additional personnel if this offering is successful.  We believe that with the addition of services and additional personnel, ABS could gain new clients and increase revenue.

We have retained deficit of $25,541as of December 31, 2011.

Common Shares

Outstanding prior

to the Offering

 6,480,000

Common Shares

being sold in

this offering

4,000,000

Common Shares being

 sold in this offering

 by selling security

 holders

480,000

Terms of Primary

Offering

This is a self-underwritten public offering with no minimum purchase requirement.  Common shares will be offered on a best efforts basis and we do not intend to use an underwriter for this offering.  We do not have an arrangement to place the proceeds from this offering in an escrow, trust, or similar account.  Any funds raised from the offering will be immediately available to us for our immediate use.

Sales by Selling

Security Holders

The selling security holders must sell at a

fixed price of $.05 until our shares are quoted a market or securities exchange.  Thereafter, the selling security holders may sell at prevailing prices or privately negotiated prices.  We are registering common shares on behalf of the selling security holders in this prospectus.  We will not receive any cash or other proceeds in connection with the subsequent sales.  We are not selling any common shares on behalf of selling security holders and have no control or affect on the selling security holders.

Termination of the

  Offering

The primary offering will commence on the effective date of this prospectus and will terminate on or before May 1, 2013.  In management’s sole discretion, we may terminate the primary offering before all of the common shares are sold.  The secondary offering by selling shareholders shall commence upon termination of the primary offering.

Market for our common

 stock

Our common stock is not quoted on a market or securities exchange.  We cannot provide any assurance that an active market in our common stock will develop.  We intend to quote our common shares on a market or securities exchange.

Use of proceeds

We will use the proceeds of this offering to add personnel to expand our business and add personnel as required.  Should we be unable to raise at least $80,000, we would give priority to allocating capital to complete everything necessary to be ready to meet our SEC reporting requirements.  Any remaining capital would be used to fund working capital needs, including the employment of additional personnel.

RISK FACTORS

Our business is subject to numerous risk factors, including the following.

1.  We cannot offer any assurance as to our future financial results. You may lose your entire investment.

We were incorporated on September 20, 1991 for the purpose of consulting with companies to assist them in fulfilling their business plan.  Although we have been in business for 20 years and have generated revenue, there is no assurance that we will be able to continue to locate companies that could use our consulting services in the future and we may not be able to generate revenues in the future in a manner that will be sufficient for us to become profitable.

We have not realized a profit from our operations to date, and there is little likelihood that we will generate any profits in the short term. Any profitability in the future from our business will be dependent upon if we can continue to service clients and increase our client base.  There can be no assurance that we will ever achieve profitability.

We have no commitments from anyone to loan ABS money or to purchase additional common shares.

Even if we obtain future revenues sufficient to expand operations, increased operating expenses could adversely affect our ability to operate in a profitable manner.

2.  ABS has begun a new business plan.  There can be no assurance the ABS will be able to successfully compete in the market or generate enough sales to be profitable.

ABS has recently entered into a new business through its wholly owned subsidiary, American Business Services Corp.  ABS now offers EDGAR preparation services to our clients.  Such services include preparing documents for filing with the SEC and preparing XBRL documents.  This offering intends to raise money for the purposes of adding personnel and expanding operations.

There are no assurances that ABS will be successful in this new business endeavor, successfully compete in the market or generate enough sales to be profitable.

3.  This is a best efforts, no minimum offering.  We may not receive sufficient proceeds to fund planned operations or even cover the costs of the offering.  We may never become profitable if we fail to raise sufficient funds or obtain alternate financing to complete our new business plan.

Entering into this field will require the addition of personnel to ABS.  There is no guarantee that ABS will be able to locate the required personnel, train them to do the process required and to retain such personnel to expand the business of ABS.

Additional capital will be required for such expansion, and there is no guarantee that this offering will be successful enough to make the required expenditures to effectuate the required growth.  There is no assurance that ABS will be able to generate the necessary income needed to sustain ABS and/or to meet ABS’ goals, or to borrow money on terms favorable to them or to furnish adequate collateral for loans.  Similarly, there can be no assurance ABS would be able to raise additional capital either from a public offering or from other sources.

4.   The initial price of $.05 may have little or no relationship to the market price, if any of our common stock.

The initial offering price of $.05 may have little or no relationship to the market price.  The offering price of our common stock could be higher than the market value, causing investors to sustain a loss of their investment. The price of our common stock in this offering has not been determined by any independent financial evaluation, market mechanism or by our auditors, and is therefore, to a large extent, arbitrary. Our audit firm has not reviewed management's valuation, and therefore expresses no opinion as to the fairness of the offering price as determined by our management. As a result, the price of the common stock in this offering may not reflect the value perceived by the market. There can be no assurance that the shares offered hereby are worth the price for which they are offered and investors may therefore lose a portion or all of their investment.

5.  We do not have a public market in our securities.  If our common stock has no active trading market, you may not be able to sell your common shares at all.

Currently, there is no public market for our securities, and there can be no assurances that any public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it is likely to be subject to significant price fluctuations.

If our common stock has no active trading market, you may not be able to sell your common shares at all.

Our securities are not traded on any exchange.  We cannot assure you that an active public market will ever develop.  Consequently, you may not be able to liquidate your investment in the event of an emergency or for any other reason.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of ABS and general economic and market conditions.  No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

6. There is no minimum offering amount or escrow account.  All funds raised shall be deposited directly into our operating account.  As a result, you may lose your entire investment.

Offering proceeds shall be deposited directly into our operating account.  Because we are not making provisions for a refund to investors, you may lose your entire investment.

Even though our business plan is based upon the complete subscription of the shares offered through this offering, the offering makes no provisions for refund to an investor. We will utilize all amounts received from newly issued common stock purchased through this offering even if the amount obtained through this offering is not sufficient to enable us to go forward with our planned operations. Any funds received from the sale of newly issued stock will be placed into our corporate bank account. We do not intend to escrow any funds received through this offering. Once funds are received as the result of a completed sale of common stock being issued by us, those funds will be placed into our corporate bank account and may be used at the discretion of management.

7.   If we lose the services of key members of our management team, we may not be able to execute our business strategy effectively.

Our future success depends in a large part upon the continued services of Phil E. Ray, our chief executive officer, chief financial officer and a director and his continued service is critical to our overall management as well as our strategic direction.  The loss of Mr. Ray’s services could have a material adverse effect on our business operations and financial condition. We do not maintain any key-person life insurance policies. The loss of Mr. Ray could materially harm our business.

8.   Because Phil E. Ray has other business activities and will only be devoting up to 40% of his time to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of our business activities.

Our directors and officers are not required to work exclusively for us, are only engaged in our business activities on a part-time basis and do not intend to devote full time to the business of ABS in the foreseeable future.   This could cause the officers a conflict of interest between the amount of time they devote to our business activities and the amount of time required to be devoted to their other activities.  Phil Ray, an officer and a director, intends to devote only approximately 20 to 25 hours per week to our business activities, however he may devote whole days or even multiple days at a stretch when required.

9.   We may not be able to locate and hire necessary personnel to make our company a success.

We have determined that to increase our business activities and service more clients, we will need to add additional personnel, and such personnel will need to have the talents and ability to consult with our clients in the areas that are required.  There is no certainty that we can locate people with such talents and ability.   If we cannot locate

such individuals, we cannot expand our business, generate additional revenue and become profitable.  If we are unable to expand our business and become profitable, you could lose your entire investment.

Competition for such personnel is intense and there is no certainty that we will be able to successfully attract, integrate or retain sufficiently qualified personnel.  The failure to attract and retain the necessary personnel could have a materially adverse effect on our business, operations and financial condition.

10.   Our executive officer owns a majority of the outstanding shares of our common stock, and other stockholders may not be able to influence control of ABS or decision making by management of ABS.

Our executive officer presently owns 92.59% of our outstanding common stock and if this offering is successful, Mr. Ray will still own 57% of the outstanding shares.  As a result, our executive officer has substantial control over all matters submitted to our stockholders for approval including the following matters: election of our board of directors; removal of any of our directors; amendment of our Articles of Incorporation or bylaws; and adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.  Other stockholders may find the corporate decisions influenced by our executive officers are inconsistent with the interests of other stockholders.  In addition, other stockholders may not be able to change the directors and officers, and are accordingly subject to the risk that management cannot manage the affairs of ABS in accordance with such stockholders’ wishes.

11.   We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our articles of incorporation authorize us to issue up to 10,000,000 shares of "blank check" preferred stock.  Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

In the offering, the selling security holders, whom all originally purchased their shares for $0.02, will sell their common shares at $0.05 per common share until our common shares are quoted on a market or securities exchange.  This offering creates an increased risk of dilution because purchasers will acquire their shares at a significantly greater price than that paid by existing shareholders.  As a result, investors in this offering will experience immediate dilution in the book value of their shares.

12.   We have not yet adopted of certain corporate governance measures. As a result, our stockholders have limited protections against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures required by Sarbanes-Oxley are designed to enhance the integrity of corporate management and the securities markets and apply to securities which are listed on those exchanges or the Nasdaq Stock Market.  We are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than necessary, we have not yet adopted these measures.

Because all our directors are non-independent, we do not currently have independent audit or compensation committees.  As a result, the directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

13.  If we fail to develop or maintain an effective system of internal controls, we may not be able to report our financial results timely and accurately or prevent fraud, which would likely have a negative impact on the market price of our common units.

Upon the completion of this offering, we will become subject to the public reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, including the rules thereunder that will require our management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. Effective internal controls are necessary for us to provide reliable and timely financial reports, prevent fraud and to operate successfully as a publicly traded partnership. We prepare our consolidated financial statements in accordance with GAAP, but our internal accounting controls may not meet all standards applicable to companies with publicly traded securities. Our efforts to develop and maintain our internal controls may not be successful, and we may be unable to maintain effective controls over our financial processes and reporting in the future or to comply with our obligations under Section 404 of the Sarbanes-Oxley Act of 2002, or Sarbanes-Oxley.

Given the difficulties inherent in the design and operation of internal controls over financial reporting, in addition to our limited accounting personnel and management resources, we can provide no assurance as to our, or our independent registered public accounting firm's, future conclusions about the effectiveness of our internal controls, and we may incur significant costs in our efforts to comply with Section 404. Any failure to implement and maintain effective internal controls over financial reporting will subject us to regulatory scrutiny and a loss of confidence in our reported financial information, which could have an adverse effect on our business and would likely have a negative effect on the trading price of our common units.

Although we will be required to disclose changes made in our internal control and procedures on a quarterly basis, we will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until the fiscal year ending December 31, 2012.

14.   The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of 1934 will be substantial and may result in us having insufficient funds to expand our business or even to meet routine business obligations.

If we become a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports.  We estimate that these costs could range up to $35,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because our overall business volume will be lower, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. As a result, we may not have sufficient funds to grow our operations.

15.  We do not meet the requirements for our stock to be quoted on NASDAQ, American Stock Exchange or any other senior exchange and the tradability in our stock will be limited under the penny stock regulation.

The liquidity of our common stock is restricted as our common stock falls within the definition of a penny stock.

Under the rules of the Securities and Exchange Commission, if the price of the registrant's common stock on the OTC Bulletin Board is below $5.00 per share, the registrant's common stock will come within the definition of a "penny stock." As a result, the registrant common stock is subject to the "penny stock" rules and regulations.  Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stock.  These regulations require broker-dealers to:

   -   Make a suitability determination prior to selling penny stock to the purchaser;

   -   Receive the purchaser's written consent to the transaction; and

   -   Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker/dealers to sell the registrant's common stock, and may affect the ability to resell the registrant's common stock.

16.   Future sales by our stockholders could cause the stock price to decline and may affect your ability to liquidate your investment.

In the future, the registrant may issue equity and debt securities.  Any sales of additional common shares may have a depressive effect upon the market price of the registrant’s common stock causing the stock price to decline.

17.  The selling security holders may have liability because of their status as underwriters.  They may sue us if there are any omissions or misstatements in the registration statement that subject them to civil liability.

Under the Securities Act of 1933, the selling security holders will be considered to be underwriters of the offering.  The selling security holders may have civil liability under Section 11 and 12 of the Securities Act for any omissions or misstatements in the registration statement because of their status as underwriters.  We may be sued by selling security holders if omissions or misstatements result in civil liability to them.

18.  Our common shares are not registered under the Exchange Act.  As a result, we will not be subject to the federal proxy rules and our director, executive officers and 10% beneficial holders will not be subject to Section 16 of the Exchange Act.  In additional our reporting obligations under Section 15(d) of the Exchange Act may be suspended automatically if we have fewer than 300 shareholders of record on the first day of our fiscal year.

Our common shares are not registered under the Securities Exchange Act of 1934, as amended, and we do not intend to register our common shares under the Exchange Act for the foreseeable future.  We will register our common shares under the Exchange Act if we have, after the last day of our fiscal year, more than 500 shareholders of record, in accordance with Section 12(g) of the Exchange Act).  As a result, upon the effectiveness of the registration statement of which this prospectus forms a part, we will be required to file annual, quarterly, and current reports pursuant to Section 15(d) of the Exchange Act.  As long as our common shares are not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing a proxy statement with the SEC, as well as a form of proxy complying with the proxy rules.  In addition, so long as our common shares are not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common shares will not be subject to Section 16 of the Exchange Act.  Section 16(a) of the Exchange Act requires executive officers and directors, and persons who beneficially own more than 10% of a registered class of equity securities to file initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4 and 5, respectively, with the SEC.

Such information about our director, executive officers, and beneficial holders will only be available through this (and any subsequent) registration statement, and periodic reports we file thereunder.

Furthermore, so long as our common shares are not registered under the Exchange Act, our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record.  This suspension is automatic and does not require any filing with the SEC.  In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations.

FORWARD LOOKING STATEMENTS

The statements contained in this prospectus that are not historical fact are forward-looking statements which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties.  We have made the forward-looking statements with management’s best estimates prepared in good faith.

Because of the number and range of the assumptions underlying our projections and forward-looking statements, many of which are subject to significant uncertainties and contingencies that are beyond our reasonable control, some of the assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of this prospectus.

These forward-looking statements are based on current expectations, and we will not update this information other than required by law.  Therefore, the actual experience of the registrant, and results achieved during the period covered by any particular projections and other forward-looking statements should not be regarded as a representation by the registrant, or any other person, that we will realize these estimates and projections, and actual results may vary materially.  We cannot assure you that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.

PLAN OF DISTRIBUTION AND SELLING SECURITY HOLDERS

This prospectus relates to the sale of 4,000,000 common shares by the registrant and 480,000 common shares being registered by selling shareholders.

There has been no market for our securities.  Our common stock is not traded on any exchange or on the over-the-counter market.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority for our common stock to be eligible for trading on the over-the-counter market.  We do not yet have a market maker who has agreed to file such application.

Primary Offering

We intend to sell the 4,000,000 common shares ourselves and do not intend to use underwriters or pay any commissions for these sales.  We will be selling our common shares using our best efforts and no one has agreed to buy any of our common shares.  No officer or director will receive any compensation for sales made.

In accordance with Rule 3(a)(4)(ii) of the Securities Exchange Act of 1934, our officers and directors primarily perform substantial duties on behalf of the issuer that have no connection to securities transactions.

No officer or director is a broker or dealer or and associated person of a broker or dealer, nor have they been within the preceding 12 months.  No officer or director will participate in selling an offering of securities for any issuer more than once every twelve months other than in reliance on Rule 3(a)(4)(i) and (iii).

There is no plan or arrangement to enter into any contracts or agreements to sell the common shares with a broker or dealer.  Our officers and directors will sell the common shares and intend to offer them to friends, family members and business acquaintances.

There is no minimum amount of common shares we must sell so no money raised from the sale of our common shares will go into escrow, trust or another similar arrangement.

Secondary Offering

This prospectus also relates to the resale of 480,000 shares of common stock by the selling security holders.  The secondary offering will commence immediately upon termination of the primary offering.  The selling security holders are all friends, family, and business associates of Mr. Ray and have given verbal agreements not to sell until the secondary offering commences.

The selling security holders will sell their common shares at $.05 per common shares until our common shares are quoted on a market or securities exchange.  Thereafter, the common shares may be priced at prevailing market prices or privately negotiated prices.

If the selling security holders engage in short selling activities, they must comply with the prospectus delivery requirements of Section 5(b)(2) of the Securities Act.

Pursuant to Regulation M of the Securities Act, the selling security holders will not, directly or indirectly, bid for, purchase, or attempt to induce any person to bid for or purchase their common shares during the offering except for offers to sell or the solicitation of offers to buy and unsolicited purchases that are not affected from or through a broker or dealer, on a securities exchange or through an inter-dealer quotation system or electronic communications network.

These requirements may restrict the ability of broker/dealers to sell our common stock, and may affect the ability to resell our common stock.

The 480,000 common shares offered by the selling security holders may be sold without limitation by one or more of the following methods:

ordinary brokerage transactions and transactions in which the broker solicits purchases; and face-to-face transactions between sellers and purchasers without a broker-dealer.  In effecting sales, brokers or dealers engaged by the selling security holders may arrange for other brokers or dealers to participate.

The selling security holder or dealer effecting a transaction in the registered securities, whether or not participating in a distribution, is required to deliver a prospectus.

Under the Securities Act of 1933, the selling security holders will be considered to be underwriters of the offering.  The selling security holders may have civil liability under Section 11 and 12 of the Securities Act for any omissions or misstatements in the registration statement because of their status as underwriters.  We may be sued by selling security holders if omissions or misstatements result in civil liability to them.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the security holders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed.  The distribution of the shares may be effected in one or more of the following methods:

   (a) ordinary brokerage transactions and transactions in which the broker solicits purchasers;

   (b) privately negotiated transactions;

   (c) market sales (both long and short to the extent permitted under the federal securities laws);

   (d) at the market to or through market makers or into an existing market for the shares;

   (e) through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and

   (f) a combination of any of the aforementioned methods of sale.

In effecting sales, brokers and dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling security holder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling security holder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling security holder if such broker-dealer is unable to sell the shares on behalf of the selling security holder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such re-sales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The security holders and any broker-dealers or agents that participate with the security holders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales.  In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act

Selling Security Holders

The table below sets forth information with respect to the resale of shares of common stock by the selling security holders.  We will not receive any proceeds from the resale of common stock by the selling security holders for shares currently outstanding.

Pursuant to this prospectus, the registrant shall register 480,000 common shares currently outstanding for the account of 8 individuals or entities.  The percentage owned prior to and after the offering assumes the sale of all of the common shares being registered on behalf of the selling security holders.

                           # of Shares            Total Shares     Total Shares      % After

Name              Being Registered    Before Offering  After Offering   Offering

Ray Pell

30,000              30,000                  0

    0.00%

Brian E. Ray

30,000              30,000                  0

    0.00%

Michael S. Nyman      30,000              30,000                  0

    0.00%

Michael K. Hixon     130,000            130,000                  0

    0.00%

John C. Lundgreen     30,000              30,000                  0

    0.00%

David R. Perkinx        30,000              30,000                  0

    0.00%

Gaylon D. Haywood 100,000            100,000                  0

    0.00%

Darin L. Ray             100,000            100,000                  0

    0.00%

Brokers or dealers may receive commissions or discounts from the selling security holders in amounts to be negotiated.  Brokers and dealers and any other participating brokers or dealers may be deemed to be underwriters within the meaning of the Securities Act, in connection with any sales.

The selling security holder or dealer effecting a transaction in the registered securities, whether or not participating in a distribution, is required to deliver a prospectus.

As a result of these shares being registered under the Securities Act, selling security holders who subsequently resell the shares to the public themselves may be deemed to be underwriters with respect to the shares of common stock for purposes of the Securities Act with the result that they may be subject to statutory liabilities if the registration statement to which this prospectus relates is defective by virtue of containing a material misstatement or omitting to disclose a statement of material fact.  We have agreed to indemnify the selling security holders regarding such liability.

Under the Securities Act of 1933, the selling security holders will be considered to be underwriters of the offering.  The selling security holders may have civil liability under Section 11 and 12 of the Securities Act for any omissions or misstatements in the registration statement because of their status as underwriters.  We may be sued by selling security holders if omissions or misstatements result in civil liability to them.

Penny Stock

Under the rules of the Securities and Exchange Commission, our common stock will come within the definition of a “penny stock” because the price of our common stock on the OTC Bulletin Board is below $5.00 per share.  As a result, our common stock will be subject to the "penny stock" rules and regulations.  Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission’s regulations concerning the transfer of penny stock.  These regulations require broker-dealers to:

Make a suitability determination prior to selling penny stock to the purchaser;

   -  Receive the purchaser’s written consent to the transaction; and

   -  Provide certain written disclosures to the purchaser.

DESCRIPTION OF BUSINESS

We were incorporated under the laws of the state of Colorado on September 20, 1991.

We are a consulting company that consults with businesses in the area of marketing, raising capital, going public, going private, mergers and acquisitions and other areas.  From our inception to date, our president, Mr. Ray, has been the only employee of ABS.

Mr. Ray has only devoted a part of his time to the business of ABS.

We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings.  We have not made any significant purchase or sale of assets, nor has the registrant been involved in any mergers, acquisitions or consolidations.  We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, because we have a specific business plan and purpose, has been in business for about 20 years and have generated revenues for that period of time. Neither the registrant, nor its officers, directors, promoters or affiliates, has had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

Operations

We are a consulting company.  Our consulting services vary with each client and payment for our services will likewise vary with each client.

We consult with companies in the areas of marketing, capital raising, developing corporate documents, and business development.  We assist in developing marketing programs and defining market potential.  We assist companies in raising working capital, primarily by introducing a client to possible capital sources such as venture capital firms.  We assist companies in developing corporate documents such as articles of incorporation, bylaws, and corporate minutes.

We assist companies in going public by assisting the development of offering memorandums and making introductions to professional firms that offer specific services according to their needs, such as legal firms, accounting firms, and stock brokers.  We assist public companies in becoming private companies by advising the company on spinning out their present business or by finding a merger candidate for their public entity.  We also assist companies restructuring their company, including recapitalization and other changes.

For our services, we are paid a consulting fee.  The consulting fee can be an hourly fee, which hourly fee can vary, depending on the services performed.  In past years, we have accepted stock in a company as payment for our services.

During 2011, we consulted with six companies whose business had not been successful or in need of assistance, in assisting them in areas of restructuring, locating a possible merger candidate, making introductions for legal counsel, and assisting in preparing certain documents required. During the nine months ended September 30, 2011, ABS received cash payments of consulting fees from six clients totaling $68,051.

ABS has recently expanded its operations into EDGAR document preparation, which it hopes will increase revenues.  Currently, the registrant is offering document preparation for companies reporting to the SEC.  Our services include both EDGARization and the preparation of XBRL documents, which is now required for the financial statements of all documents filed with the SEC.  ABS, through it’s wholly owned subsidiary, has completed XBRL work for four clients through December 31, 2011, generating revenue of $1,850.

Expansion of Company Business

ABS has been consulting with the business community since 1991.  The consulting services have been with both public and private companies.  It is now the intent of ABS to expand those services into new areas.

EDGARizing and XBRL

ABS, through its wholly owned subsidiary, American Business Services Corp., has recently entered into the business of document preparation for companies filing with the SEC.  In the Securities and Exchange Commission Final Rule, 17 CFR Parts 229, 230, 232, 239 and 249, the SEC adopted rules requiring companies to provide financial statements information in all filings with EDGAR to be in a format using the eXtensible Business Reporting Language known as XBRL.

This program has been phased in over the past three years.  Large accelerated filers with a public float greater than $5 billion – on or after June 12, 2009.  Large accelerated filers with a public float greater than $700 million – on or after June 15, 2010.  All remain filers – on or before June 15, 2011.  This includes every public company that reports to the SEC and is listed on any trading exchange, such as the American Stock Exchange, NASDAQ, the OTC Bulletin Board, the OTC Markets OTCQB and OTCQX.

This means that of companies that presently file annual and quarterly reports with the SEC, as well as any other document with financial information included, will not only have to have their documents EDGARized but will also need to include their financials in the XBRL format.

XBRL is an Internet-based technology that requires companies to label their financial and business information in documents to be filed with the SEC in a way that reflects the context of each piece of data.

As of August 2011, all companies are required to use the XBRL in the filings involving financial statements with the SEC.  Every reporting company is required to file Form 10-K with their audited financial statements at year end, and Form 10-Q with their quarterly unaudited financial statements.  Each of these filings requires XBRL formatting to be compliant with SEC rules.

American Business Services, Corp. was formed as a subsidiary of ABS on March 1, 2011, for the purpose of entering into additional business activities, such as doing EDGAR and XBRL filings for those companies that have such a need.

The officers of ABS have conducted extensive research into those companies offering the XBRL services, as well as into the software that is available for preparing documents in XBRL.  ABS has hired consultants to assist in research and in setting up the entire business of preparing both EDGARized documents and XBRL.  In addition, ABS has purchased software which will allow our personnel to do the XBRL process for clients.

As of the date of this prospectus, ABS has entered into the business of preparing XBRL filings for its clients.

In the past two years, only companies with a public float of $700 million or more have had to meet the requirement in the past two years.  As of June 15, 2011, every reporting company is now required to meet the XBRL filing requirements.  This now includes thousands of companies that have not previously had to comply during the introductory stages of XBRL requirements.

There are programs that have been developed to convert financial documents into XBRL documents.  ABS has conducted extensive research on these software packages, how they are offered, and the cost associated with each.  ABS has acquired one software package designed specifically for creating XBRL documents and is putting this software into use for our clients.

In addition, ABS has researched those companies offering the service to their clients.  This includes the services offered and the cost that they charge their clients for the services.

Marketing, Advertising

Our target customer for this business venture will be the attorneys whom prepare SEC filings for their clients and the accountants that do the financial statements for public companies, as well as the public companies themselves.  Clients are obtained primarily through contacts with our database, referrals and contacts made through our website.  ABS has never used general advertising to obtain clients.

Competition

There are a number of companies that are in the business of doing SEC filings for their clients.

Our competitors consist largely of the companies that have been creating these filings for large accelerated filers with a public float greater than $5 billion and for large accelerated filers with a public float greater than $700 million.  These companies have been focused on filing for larger businesses, and do not have price points that support smaller reporting companies.

Other companies have entered the field more recently because of the demand for the service.

Some of the companies doing XBRL filings are listed below:

Webfilings

Affordable XBRL
Quality EDGAR Solutions

SEC Publisher

Rivet

Fujitsu

Trintech

Federal Filings

XBRL Business Information Exchange

Bowne

CompSci

Hostanalytics

EDGAR-Online

IssuerDirect

Fees charged by competition:

The companies presently in this field have a variety of methods for charging their clients for the EDGARization and XBRL and for filing their corporate documents.  Some require a one-year contract, while others will charge by individual document.

A reporting company that files with the SEC must file a minimum of four documents every year.  This includes one 10-K, which is the annual report and contains audited financial statements.  They must also file three Form 10-Qs, which are the quarterly reports that contain unaudited financial statements.

Most of the companies doing such filing charge a flat annual fee for the filing of these four reports.  Any addition filings, such as an 8-K would be an extra charge.

Other companies may charge by the page for each document filed.

Development of proprietary software

While it is the intent of ABS to utilize one of these existing software packages to enter into the market quickly, which we have purchased, it is also the intent of ABS to develop our own proprietary software as quickly as possible and are in discussions with software developers.  It estimated that the development of the software could cost from $30,000 to $50,000 and take as long as six months to complete.

Subsidiaries

ABS has two wholly owned subsidiaries.

American Business Services Corp. is a Colorado corporation incorporated on March 1, 2011.  American Business Services Corp. had limited operations from inception through September 30, 2011, and began operations in August 2011 providing EDGARizing and XBRL services for companies that report to the SEC.

Our Best Wishes, Inc. is a Nevada corporation incorporated on September 1, 2005.  Our Best wishes has had limited operations from inception to the date of this registration statement.

Growth Strategy

It is the intent to use the proceeds of this offering to increase operations for the preparation documents for filing with EDGAR and adding additional individuals to our staff.

Revenue

The registrant receives revenue as consulting fees from its clients.  By adding the new services, it is anticipated that revenue will also be created by these added services.  Fees charged will vary, depending upon the work involved.  We do not anticipate that revenues will significantly increase until we are able to add additional personnel to assist in consulting and in preparing documents for filing with EDGAR.

If we are unable to raise the funds needed, Mr. Ray, an officer and director will continue to consult with clients as he has done for the past 20 years.  Mr. Ray may also loan ABS additional funds for the growth of ABS.  The funds from this offering will allow for expansion of ABS with the addition of personnel and increase revenue.

Competition

The consulting business has many competitors.  Also there is substantial competition in the business of preparing documents for filing with EDGAR.  Companies usually choose their consultants by who they feel has the most experience in certain fields for which they have a particular need at the time.  Consulting fees are determined on a case by case basis, depending on the work performed.  The fees that will be charged for preparing documents for filing with EDGAR will be determined as ABS enters into this field.

Patents and Trademarks

The registrant does not, at this time, have any patents or trademarks.

Government Regulations

The normal consulting business of the registrant does not fall under any government regulations.  However, ABS has filed with the SEC to be Filing Agent so that the Company can file documents on EDGAR for our clients.

Employees

At this time, we have no employees other than Phil E. Ray, our executive officer, who is also a director, and A. Terry Ray, our secretary and treasurer.  A. Terry Ray has also served as an officer and director of the Company but has received no compensation for her services and therefore is not considered a paid employee.  All functions including development strategy, negotiations and administration are currently being provided by our executive officer.  The executive officer does not intend to accept any payment for his services from the receipts of this offering.  ABS has hired outside consultants to research the XBRL process and make recommendations as to which software to use and what competition exist in this field.

As ABS expands into other fields of business, addition personnel may be added as needed.

Description of Property

The registrant does not lease offices at this time.  The executive offices are presently in the home of Mr. Ray, ABS president, at 4980 Silver Pine Drive, Castle Rock Colorado, 80108, at no charge to the registrant.  The registrant believes that its current office situation will be adequate for the foreseeable future, however, as ABS moves into the field of preparing documents for filing with EDGAR, it is anticipated that additional space will be required and ABS will seek out such space for lease as the need arises.  Our telephone number is 303-730-7939.

Reports to Security Holders

We will file the necessary quarterly and other reports with the Securities and Exchange Commission.  Although we will not be required to deliver our annual or quarterly reports to security holders, we intend to forward this information to security holders upon receiving a written request to receive such information.  The reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Securities and Exchange Commission located at 100 F Street N.E., Washington, D.C. 20549.

Copies of such material may be obtained by mail from the Public Reference Section of the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates.  Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.  In addition, the Commission maintains a World Wide Website on the Internet at: http://www.sec.gov that contains reports and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

USE OF PROCEEDS

Any proceeds received from the sale of our common shares will be deposited directly into our operating account.  We will be attempting to raise up to $200,000, minus expenses of $20,000, from the sale of our common shares.  These proceeds will be used as follows:

	100%	80%	60%	40%
Gross Proceeds	$200,000	$160,000	$120,000	$ 80,000
Less Offering Expenses	(20,000)	(20,000)	(20,000)	(20,000)
Net Offering Proceeds	$180,000	$140,000	$100,000	$ 60,000

Additional Personnel	$115,500	$57,500	$28,500	$37,300
Additional Office Space	12,000	12,000	6,000	0
Developments of Software	40,000	40,000	40,000	0
Advertising and Marketing	10,000	8,000	3,000	200
SEC Reporting Cost	22,500	22,500	22,500	22,500
Net Proceeds	$180,000	$140,000	$100,000	$60,000

Our offering expenses are comprised of legal and accounting expenses.   Our officers and directors will not receive any compensation for their efforts in selling our shares.

ABS intends to develop proprietary software for the purpose of preparing documents for filing with EDGAR.  ABS has been in discussions with software programmers for this purpose.  It is estimated that the cost of the development of this software could be $40,000.   If only 50% of the offering is successful, ABS intends to move ahead with retaining a software developer.  If less than 50% of the offering is raised, ABS may hold off on the development of the software until adequate financing is made available through additional stock offerings, revenue generated or loans to ABS.

It is anticipated that as we enter into the business of preparing documents for filing with EDGAR for our clients, and the business expands, we will need to hire additional personnel and will therefore be required to lease space to accommodate the added staff.  While we do reflect an estimated six months lease obligation if 100% and 80% of the success of the offering and three months if only 50% of the offering is successful, and no lease obligation if only 40% of the offering is successful, it is anticipated that the added personnel and cost of leasing space will be covered by revenue generated by the added staff.

We intend to use the proceeds of this offering in the manner and in order of priority set forth above.  We do not intend to use the proceeds to acquire assets.  At present, no material changes are contemplated. Should there be any material changes in the projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the new uses.

In the event we are not successful in selling a portion of the securities to raise at least $60,000, we would give priority to allocating capital to complete everything necessary to be ready to meet our SEC reporting requirements.  Any remaining capital would be used to fund our working capital needs.  If we are unable to raise the funds needed, it is believed that revenue generated by ABS will sustain ABS and be able to meet our reporting requirements.  However, if necessary, Mr. Ray, an officer and director has verbally agreed to lend the necessary funds to keep ABS moving forward and to meet the reporting requirements. These monies shall be provided as personal budget allows.  These loans, if made, may or may not be with interest and may or may not have a specific repayment date.  Any amounts loaned will be repaid when revenues allow, if ever.  Revenues generated from consulting fees earned by Mr. Ray have funded the business thus far.  There has not been an established maximum that Mr. Ray is willing and able to loan.  Loans to ABS funded by Mr. Ray will be given on a project-by-project basis.  Relevant factors considered in loan determination will be based on the need at the time.

We will not receive any proceeds from the resale of securities by selling security holders.

DETERMINATION OF OFFERING PRICE

Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.  We are offering the common shares at a price of $0.05 per share.  Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share.  The price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

The offering price was determined arbitrarily based on a determination by the board of directors of the price at which they believe investors would be willing to purchase the shares.  Additional factors that were included in determining the offering price are the lack of liquidity resulting from the fact that there is no present market for our stock and the high level of risk considering our lack of profitable operating history.

DILUTION

Assuming completion of the offering, there will be up to 10,480,000 common shares outstanding.  The following table illustrates the per common share dilution that may be experienced by investors at various funding levels.

Funding Level	$200,000	$160,000	$120,000	$80,000

Offering price	$ 0.05	$ 0.05	$ 0.05	$ 0.05
Net tangible book value per common share before offering(1)	$ (0.00)	$ (0.00)	$ (0.00)	$ (0.00)
Increase/ Decrease per common share attributable to investors	.02	.01	.01	.01
Pro forma net tangible book value per common share after	$ 0.02	$ 0.01	$ 0.01	$ 0.01
Dilution to investors	$ 0.03	$ 0.04	$ 0.04	$ 0.04
Dilution as a percentage of offering price	60%	80%	80%	80%

(1) Based on 6,480,000 common shares outstanding as of September 30, 2011 and total stockholder's equity of $(2,213) utilizing unaudited September 30, 2011 financial statements.

Since inception, the officers, directors, promoters and affiliated persons have paid an aggregate average price of $.001 per common share in comparison to the offering price of $.05 per common share.

Eight other shareholders have paid an average of $0.02 per share compared to the offering price of $0.05 per common share.

Further Dilution

The registrant may issue equity and debt securities in the future.  These issuances and any sales of additional common shares may have a depressive effect upon the market price of the registrant's common shares and investors in this offering.

DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future.  Instead, we will retain any earnings for use in our business.  This policy will be reviewed by our board of directors from time to time in light of, among other things, our earnings and financial position.

No distribution may be made if, after giving it effect, we would not be able to pay its debts as they become due in the usual course of business; or the corporation's total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.  The board of directors may base a determination that a distribution is not prohibitive either on financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or on a fair valuation of other method that is reasonable in the circumstances.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We are currently not aware of any trends that are reasonably likely to have a material impact on our liquidity.  The company may never become profitable if it does not obtain sufficient funds or obtain alternate financing to complete our new business plan.

In October 2011, ABS changed its tax status from a Subchapter S corporation to a Subchapter C corporation.

Promissory Notes Outstanding

As of December 31, 2011, ABS had six promissory notes outstanding as described below:

On May 10, 2011, Mr. Ray was no longer a director.

1.   A convertible promissory note to VentureVest Capital Corporation, dated December 31, 2007 in the amount of $11,800 for money which VentureVest Capital loaned to ABS in 2007, which loan was made to be used as working capital for ABS.  This is not an arms length transaction and was a related party transactions, as VentureVest Capital Corporation is controlled by Mr. Ray, an officer and director of ABS.  This note matured on December 31, 2011, and was renewed on January 1, 2012.  The note now matures on December 31, 2012.  The note bears an annual interest of 4% as of January 1, 2010.  No interest has been paid on this note to date.

Promissory Notes Receivable as of December 31, 2011.

There were three convertible promissory notes made to Centennial Growth Equities in 2007 AND 2008, for a total of $25,100, which was for funds loaned to Centennial Growth Equities and was used as working capital.  These notes were not arms length transactions and were transactions as Mr. Ray, the president of ABS, was also a principal of Centennial Growth Equities at the time the transactions were made.  As of May 10, 2011, Mr. Ray is no longer an officer or director of Centennial Growth Equities, Inc.

   a.  A note from Centennial Growth Equities, Inc. a company controlled by Mr. Ray, an officer and director at the time the note was made , dated January 10, 2007 in the amount of $17,000, for money that ABS loaned to Centennial Growth Equities in 2006.  This note matured on December 31, 2008, and was renewed through December 31, 2012.  The note has been accruing interest as of January 1, 2011 at an annual interest of 4% per annum.  No interest has been paid on this note to date.

   b.  A note from Centennial Growth Equities, Inc. a company controlled by Mr. Ray, an officer and director at the time the note was made , dated January 10, 2007, in the amount of $4,200, for money that ABS loaned to Centennial Growth Equities in 2007.  This note matured on December 31, 2011, and was renewed through December 31, 2013.  The note began accruing interest as of January 1, 2012 at a rate of 4% per annum.  No interest has been paid on this note to date.

   c.  A note from Centennial Growth Equities, Inc. a company controlled by Mr. Ray, and officer and director at the time the note was made , dated January 10, 2007 in the amount of $3,900 for money that ABS loaned to Centennial Growth Equities in 2008.  This note matured on December 31, 2011, and was renewed through December 31, 2012.  The note began accruing interest as of January 1, 2012 at a rate of 4% per annum.  No interest has been paid on this note to date.

   d.  A convertible note from Strategic Dental Management Corp., an unaffiliated entity controlled by Brian Ray, son of Mr. Phil Ray, an officer and director of ABS.  This is a related party transaction.  The note is dated June 26, 2010 in the amount of $6,000 for money that ABS loaned to Strategic Dental Management to be used as working capital. The note is non-interest bearing through December 2011, and bears a monthly compound interest thereafter at 6% per annum. No interest has been paid on this note to date.

   e.  A note from Original Source Music, Inc., an unaffiliated entity, dated June 1, 2010 in the amount of $2,000 for money loaned to Original Source Music by ABS in 2010.  This amount was used as working capital.

The Company lends money through notes receivable on an ongoing basis to various companies related by common control. The notes are due to be repaid to the Company at various dates through December 2011. The notes are non-interest bearing through the due dates, bearing monthly compound interest thereafter at 4%-6% per annum. The Company recorded no interest revenue on the notes receivable in 2010 and 2011. The Company has established a reserve for any loans not repaid within one year. At December 31, 2010 and 2011 the Company had $35,100 in notes receivable outstanding, with a corresponding note reserve of $25,100 and $35,100. Note reserve expense in 2010 and 2011 was $3,900 and $10,000.

As of December 31, 2010 and 2011 the Company owed a related party under a note payable $11,800, due in full December 31, 2011, bearing no interest until December 31, 2011 with monthly compound interest thereafter at 4% per annum.  The note is convertible anytime at the holder’s option into common shares of the Company at $.05 per share.

Liquidity and Capital Resources

For the year ended December 31, 2011, we used $400 in the purchase of marketable securities, resulting in net cash used for investing activities of $400 for the year ended December 31, 2011.

For the year ended December 31, 2010, we spent $20,000 on notes receivable – loans.  We received $39,050 from notes receivable – receipts, and $160,759 from the sale of marketable securities.  As a result, we had net cash provided by investing activities of $179,809 for the year ended December 31, 2010.

For the year ended December 31, 2011, we received $12,000 for note payable – borrowings, and $4,800 for the sale of common stock.  As a result, we had net cash provided by financing activities of $16,800 for the year ended December 31, 2011.

For the year ended December 31, 2011, we did not pursue any financing activities.

Results of Operations

For the year ended December 31, 2011, we earned consulting revenues of $70,143.  We had depreciation expenses of $459, reserve expense – note receivable of $10,000, and general and administrative expenses of $144,935.  As a result, we had a loss from operations of $85,251 for the year ended December 31, 2011.

For the year ended December 31, 2010, we earned consulting revenues of $54,920.  We had depreciation expenses of $6,622, reserve expense – note receivable of $3,900, and general and administrative costs of $177,903.  As a result, we had a loss from operations of $133,505 for the year ended December 31, 2010.

The decrease in the loss from operations between the year ended December 31, 2010 and the year ended December 31, 2011 was primarily due to reduced general and administrative costs, and the increase in revenues from our shift in business focus.

We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.  If we are unable to raise funds for the above purposes, it is uncertain if we will be able to continue as a going operation.

In June 2010,ABS sold shares of stock of Community Alliance, Inc. for a net amount of $109,494.  There was 0 basis in this stock.  The stock was received when Fresh Ideas Media, Inc., a company of which ABS owns stock, did a share for share spinout of Community Alliance, Inc. in May 2007.

ABS acquired 50,000 shares of Fresh Ideas Media, Inc. on May 23, 2007 for $0.10 per share for a total of $5,000.

In March 2009, Community Alliance, Inc., a wholly owned subsidiary, was spun out of the parent company, Fresh Ideas Media, Inc.  This was done as a Form 10 spin-out, and done on a share for share basis.  Thus, as a result of the spin, ABS received 50,000 shares of common stock of Community Alliance, Inc.  While ABS did pay for the shares of Fresh Ideas Media, Inc., ABS received the 50,000 shares of Community Alliance, Inc. with no payment.

We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.

General and administrative expenses will continue to increase as we implement sales and marketing initiatives.

Plan of Operation

If this offering is successful, we intend to retain additional personnel as we expand our business into other areas, such as preparing documents for filing for EDGAR for our clients.  ABS anticipates that entering into this field will generate additional revenue and make ABS profitable.

Our current cash balance and revenues generated from consulting is estimated to be insufficient to fund our current operations and to continue our business in the same manner as in the past 20 years.

To increase the revenues for ABS on an ongoing basis, we will need to add the additional services, locate and train the right personnel and increase our marketing program to reach additional potential clients.

We are attempting to raise the additional capital with this offering to add services and staff and therefore increase revenue.

Some of the revenue realized from this offering will also be used for general and administrative expenses, including legal and accounting fees and administrative support expenses incurred in connection with our reporting obligations with the SEC.

Off-Balance Sheet Arrangements

The registrant had no material off-balance sheet arrangements as of December 31, 2011.

Critical Accounting Policies and Estimates

Management's discussion and analysis of its financial condition and results of operations is based upon our consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles.  The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities.  On an on- going basis, we evaluate our estimates, including those related to the reported amounts of revenues and expenses and the valuation of our assets and contingencies.  We believe our estimates and assumptions to be reasonable under the circumstances.  However, actual results could differ from those estimates under different assumptions or conditions. Our financial statements are based on the assumption that we will continue as a going concern.  If we are unable to continue as a going concern we would experience additional losses from the write-down of assets.

New Accounting Pronouncements

The registrant has adopted all recently issued accounting pronouncements.  The adoption of the accounting pronouncements, including those not yet effective, is not anticipated to have a material effect on the financial position or results of operations of the registrant.

   DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our bylaws provide that the number of directors who shall constitute the whole board shall be such number as the board of directors shall at the time have designated.  Each director shall be selected for a term of one year and until his successor is elected and qualified.  Vacancies are filled by a majority vote of the remaining directors then in office with the successor elected for the unexpired term and until the successor is elected and qualified.

The officers and directors are as follows:

Name	Age	Positions Held	Term of Office
Phil E. Ray	73	CEO/ CFO/ Director	Inception to Present
4980 Silver Pine Drive
Castle Rock, CO 80108

A. Terry Ray	66	Secretary/ Director	Inception to Present
4980 Silver Pine Drive
Castle Rock, CO 80108

Phillip E. Ray

Mr. Ray has had experience in the management of public and non-public companies, including developing national marketing programs, advertising and publications, product development, investor relations, public securities offerings, corporate development, business plan preparation, financing strategies for developing companies and many other areas of corporate development and management.

Mr. Ray has served as the President, a director and a major shareholder of two Colorado-based companies, since he founded the businesses in 1991.  American Business Services, Inc. and VentureVest Capital Corporation are engaged in business consulting in the areas of advertising, marketing, mergers and acquisitions and strategic planning, primarily for companies preparing for an initial public securities offering or a private securities placement.

Mr. Ray was Assistant Manager of Howlett Distributing in Las Vegas, Nevada, prior to founding his own advertising business in 1958. From 1958 until 1971, he served as owner and President of Advertising Productions of Nevada, Inc., an advertising service, and Phil E. Ray & Associates, a full-service advertising agency.  Mr. Ray relocated to Colorado in 1971. In 1972, he founded and served as President and Chairman of the Board of Director of Electromedics, Inc., a Colorado corporation, specializing in medical products. Electromedics became a public company in 1974 through an initial public securities offering.  Electromedics developed into a company with diversified medical, industrial and consumer products.

Mr. Ray acquired the consumer products division of Electromedics in 1981, organized a new company and eventually merged that company with a public company to spend full time in business consulting and other ventures, including American Business Services, Inc. and VentureVest Capital Corporation.  Mr. Ray was a founder and officer and director of Fresh Ideas Media, Inc. an advertising company located in Colorado.  Fresh Ideas Media, Inc. became a public company in 2005 through an SB-2 registration.  Mr. Ray, along with another principal of Fresh Ideas Media sold their controlling interest in that company in 2005.  Fresh Ideas Media had a wholly owned subsidiary, Community Alliance, Inc., which was spun out with a Form 10, share for share, spinout, at the time that Mr. Ray and the other principal sold their shares of Fresh Ideas, Inc.  Because Mr. Ray was a major shareholder in Fresh Ideas Media, he became a major shareholder in Community Alliance, of which he was an officer and director.  Mr. Ray and another major shareholder sold their shares in Community Alliance in 2010, at which time he resigned as an officer and director of that company.

A. Terry Ray

Ms. Ray is the wife of Phillip Ray, the president of ABS, and has served as the corporate secretary of a number of public and private corporations and the administrative assistant or secretary to presidents of several companies for many years.  Since 1991, she has served as a Director and the Secretary of American Business Services, the registrant.   She has also served a Secretary and Director of VentureVest Capital Corporation, another company controlled by Mr. Ray.  From 1995 to January 2004, she was employed as a senior administrator for Denver Reserve, Inc., a company in Littleton, Colorado, engaged in pre-tax benefit plans.  Ms. Ray has served in various administrative positions in her community for many years.  Ms. Ray attended the University of Nevada-Las Vegas, majoring in business administration, from 1963 to 1965.

Management is of the opinion that the other activities of Phil Ray in VentureVest Capital Corporation will not conflict with the business activities of the registrant due to the terms of the license agreement.

Mr. Ray will continue to provide the time necessary time to continue the business in the same manner as he has done for the past 19 years.

Management is of the opinion that the other activities of Phil E. Ray in VentureVest Capital Corporation and other activities will not conflict with the business activities of the registrant.

The above named directors will serve in their capacity as director until our next annual shareholder meeting to be held within six months of our fiscal year's close.  Directors are elected for one-year terms.

Executive Compensation

The following table set forth certain information as to the compensation paid to our executive officer for the years of 2010 and 2009.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Comp	Nonqualified Deferred Comp Earnings
Phil E. Ray	2009	$ 37,000	n/a	n/a	n/a	n/a	n/a
CEO/CFO	2010	$103,000	n/a	n/a	n/a	n/a	n/a
	2011	$ 90,000	n/a	n/a	n/a	n/a	n/a

We do not have any standard arrangements by which directors are compensated for any services provided as a director.  No cash has been paid to the directors in their capacity as such.

Outstanding Equity Awards

Our directors and officers do not have unexercised options, stock that has not vested, or equity incentive plan awards.

Options/SAR Grants

We do not currently have a stock option plan. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to any executive officer or any director since our inception; accordingly, no stock options have been granted or exercised by any of the officers or directors since inception.

Long-Term Incentive Plans and Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.  No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to any executive officer or any director or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by our officer or director or employees or consultants since inception.

Code of Ethics Policy

We have not yet adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Corporate Governance

There have been no changes in any state law or other procedures by which security holders may recommend nominees to our board of directors.  In addition to having no nominating committee for this purpose, we currently have no specific audit committee and no audit committee financial expert.  Based on the fact that our current business affairs are simple, any such committees are excessive and beyond the scope of our business and needs.

Family Relationships

A. Terry Ray, an officer and director, is the wife of Phil R. Ray, an officer and director.

Involvement in Certain Legal Proceedings

None of our directors, executive officers and control persons has been involved in any of the following events during the past five years:

  - Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,

   -  Any conviction in a criminal proceeding or being subject to any pending criminal proceeding (excluding traffic violations and other minor offenses);

   - Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; or

   - Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Change-In-Control Arrangements

There are currently no employment agreements or other contracts or arrangements with our officers or directors.  There are no compensation plans or arrangements, including payments to be made by us, with respect to our officers, directors or consultants that would result from the resignation, retirement or any other termination of any of our directors, officers or consultants.  There are no arrangements for our directors, officers, employees or consultants that would result from a change-in-control.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number and percentage of our outstanding shares of common stock owned by:

     (i) each person known to us to beneficially own more than 5% of its outstanding common stock,

    (ii) each director,

   (iii) each named executive officer and significant employee, and

    (iv) all officers and directors as a group.

Name and Address	Amount	Percentage	Percentage After Offering
Phil E. Ray	6,000,000	92.59%	57.25%
4980 Silver Pine Drive
Castle Rock, CO 80108

Officers and Directors
As a group (1 person)	6,000,000	92.59%	57.25%

Based upon 6,480,000 outstanding common shares as of October 26, 2011.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Phil E. Ray and A. Terry Ray are not independent as such term is defined by a national securities exchange or an inter-dealer quotation system.   During the year ended December 31, 2010 and the year ended December 31, 2011, there were no transactions with related persons other than as described in the section below.

On September 20, 1991, we issued 6,000,000 shares of our common stock to Phil E. Ray, an officer and a director of the registrant.  These shares were issued in exchange for the work and expenses devoted by Mr. Ray in the development of ABS.

Over the years, Mr. Ray has received salary, consulting fees and distribution of various amounts.  In 2009, Mr. Ray received $21,500 in wages and $15,500 for consulting fees.  In 2010, Mr. Ray received wages of $7,332 and $36,168 in distribution.  In 2011, Mr. Ray received wages of $90,000

In 2010, Mr. Ray received funds from ABS amounting to $30,000.  This was initially classified as a loan, but has since been properly reclassified in the financial statements as salary received.

There is a convertible note from Strategic Dental Management Corp., an unaffiliated entity controlled by Brian Ray, son of Mr. Phil Ray, an officer and director of ABS. note is dated June 26, 2010 in the amount of $6,000 for money that ABS loaned to Strategic Dental Management to be used as working capital.  The note is non-interest bearing through December 2011, and bears a monthly compound interest thereafter at 4%-6% per annum. No interest has been paid on this note to date.

Our administrative functions are operated from the home of our president.  We do not pay our president for use of such space.

DESCRIPTION OF CAPITAL STOCK

The following statements constitute brief summaries of the registrant's articles of incorporation and bylaws.

Authorized Capital

The registrant is authorized to issue two classes of stock to be designated, respectively, common stock and preferred stock.  The total number of common shares that the registrant shall have authority to issue is ninety million (90,000,000), par value $0.001.  The total number of preferred shares the registrant shall have authority to issue is five million (10,000,000), par value $0.001.

Common Stock

The common stock of the registrant has the following powers, rights, qualifications, limitations and restrictions.

    1.    The holders of the common stock shall be entitled to one vote for each share of common stock held by them of record at the time for determining the holders thereof entitled to vote

    2.    After the requirements with respect to the preferential dividends of preferred stock, if any, shall have been met and after the registrant shall comply with the requirements, if any, with respect to the setting aside of funds as sinking funds or redemption or purchase accounts and subject further to any other conditions which may be affixed in accordance with the provisions hereof, then but not otherwise, the holders of common stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the board of directors; and

    3.    After distribution in full of the preferential amount, if any, to be distributed to the holders of preferred stock in the event of a voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of the registrant, the holders of the common stock shall be entitled to receive all of the remaining assets of the registrant, tangible and intangible, of whatever kind available for distribution to stock holders, ratably in proportion to the number of common shares held by each.

Preferred Stock

The registrant, by resolution of its board of directors, may divide and issue the preferred stock in series.  Preferred stock of each series when issued shall be designated to distinguish them from the shares of all other series.  The board of directors is hereby expressly vested with the authority to divide the class of preferred stock into series and to fix and determine the relative rights and preferences of the shares of any such series so established to the full extent permitted by the articles of incorporation and the Nevada Revised Statutes in respect to the following:

    1.    The number of shares to constitute such series, and the distinctive designations thereof;

         (a)   The rate and preference of dividends, if any, the time of payment of dividends, whether dividends are cumulative and the date from which any dividend shall accrue;

         (b)   Whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

         (c)   The amount payable upon shares in event of involuntary liquidation;

         (d)   The amount payable upon shares in event of voluntary liquidation;

         (e)   Sinking fund or other provisions, if any, for the redemption or purchase of shares;

         (f)   The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;

         (g)   Voting powers, if any; and

         (h)   Any other relative rights and preferences of shares of such series, including, without limitation, any restriction on an increase in the number of shares of any series theretofore authorized and any limitation or restriction of rights or powers to which shares of any future series shall be subject.

Transfer Agent

The registrant acts as its own transfer agent.  After completion of this offering, the registrant intends to retain a transfer agent.

SHARES ELIGIBLE FOR FUTURE SALE

Upon the date of this prospectus, there are 6,480,000 common shares outstanding of which no common shares may be freely traded without registration.

Upon the effectiveness of this registration statement, up to an additional 4,000,000 common shares may be issued and will be eligible for immediate resale in the public market.

In addition, a total of 480,000 shares owned by non-affiliates and being registered on the offering will be immediately available for sale by these shareholders.

A total of 6,000,000 common shares owned by Mr. Ray will be restricted within the meaning of Rule 144 under the Securities Act, and are subject to the resale provisions of Rule 144.

At the present time, re-sales or distributions of such shares are provided for by the provisions of Rule 144.  That rule is a so-called "safe harbor" rule which, if complied with, should eliminate any questions as to whether or not a person selling restricted shares has acted as an underwriter.

Rule 144(d)(1) states that if the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act, a minimum of six months must elapse between the later of the date of the acquisition of the securities from the issuer, or from an affiliate of the issuer, and any resale of such securities.

Sales under Rule 144 are also subject to notice and manner of sale requirements and to the availability of current public information and must be made in unsolicited brokers' transactions or to a market maker.

A person who is not an affiliate of the registrant under the Securities Act during the three months preceding a sale and who has beneficially owned such shares for at least six months is entitled to sell the shares under Rule 144 without regard to the volume, notice, information and manner of sale provisions.  Affiliates must comply with the restrictions and requirements of Rule 144 when transferring restricted shares even after the six month holding period has expired and must comply with the restrictions and requirements of Rule 144 in order to sell unrestricted shares.

No predictions can be made of the effect, if any, that market sales of shares of common stock or the availability of such shares for sale will have on the market price prevailing from time to time.  Nevertheless, sales of significant amounts of our common stock could adversely affect the prevailing market price of the common stock, as well as impair our ability to raise capital through the issuance of additional equity securities.

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant as provided in the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

    Item 5(a)

a)  Market Information.  Our common stock is not quoted on a market or securities exchange.  We cannot provide any assurance that an active market in our common stock will develop.  We intend to quote our common shares on a market or securities exchange.

b)  Holders.  At May 1, 2012, there were nine (9) shareholders of the registrant.

c)  Dividends.  Holders of the registrant's common stock are entitled to receive such dividends as may be declared by its board of directors.  No dividends on registrant's common stock have ever been paid, and the registrant does not anticipate that dividends will be paid on its common stock in the foreseeable future.

d)  Securities authorized for issuance under equity compensation plans.  No securities are authorized for issuance by the registrant under equity compensation plans.

Plan Category	Number of Securities Issued upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for Future Issuance
Equity Compensation Plans Approved by Security Holders	n/a	n/a	n/a
Equity Compensation Plans Not Approved by Security Holders	n/a	n/a	n/a
Total	n/a	n/a	n/a

e)  Performance graph

Not applicable.

f)  Sale of unregistered securities.

On September 20, 1991, we issued 6,000,000 shares of our common stock to Mr. Phil E. Ray, president and a director of the registrant.  These shares were issued in exchange for monies and time spent by Mr. Ray for the organization of the corporation.

In September, 2011 we issued a 480,000 shares of our common stock to eight (8) individuals.

All of the above securities were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933 to sophisticated investors.

    Item 5(b)  Use of Proceeds.  As described herein

    Item 5(c)  Purchases of Equity Securities by the issuer and affiliated purchasers.  None.

Admission to Quotation on the OTC Bulletin Board and/or OTCQB

We intend to have a market maker file an application for our common stock to be quoted on the OTC Bulletin Board and/or the OTCQB.  However, we do not have a market maker that has agreed to file such application.  If our securities are not quoted on the OTC Bulletin Board or the OTCQB, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities.  The OTC Bulletin Board and the OTCQB differs from national and regional stock exchanges in that it:

(1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and

(2) securities admitted to quotation are offered by one or more broker- dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board and/or the OTCQB, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the registrant listing.  If it meets the qualifications for trading securities on the OTC Bulletin Board and the OTCQB, our securities will trade on the OTC Bulletin Board and the OTCQB.  We may not now or ever qualify for quotation on the OTC Bulletin Board or the OTCQB.  We currently have no market maker who is willing to list quotations for our securities.

EXPERTS

The financial statements of the registrant appearing in this prospectus and in the registration statement have been audited by Ronald Chadwick, P.C., an independent registered public accounting firm and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

LEGAL PROCEEDINGS

We are not a party to any legal proceedings the outcome of which, in the opinion of our management, would have a material adverse effect on our business, financial condition, or results of operation.

LEGAL MATTERS

The validity of the common shares being offered hereby will be passed upon by J.M. Walker & Associates, Attorneys At Law, Centennial, Colorado.

WHERE YOU CAN FIND MORE INFORMATION

At your request, we will provide you, without charge, a copy of any document filed as exhibits in this prospectus. If you want more information, write or call us at:

American Business Services, Inc.

4980 Silver Pine Drive

Castle Rock, Colorado  80108

Telephone (303) 730-7939

Fax (303) 730-7947

Attention: Phil E. Ray, Chief Executive Officer

Our fiscal year ends on December 31st.  Upon completion of this offering, we will be a reporting company and file annual, quarterly and current reports with the SEC.

We have filed a registration statement on Form S-1 under the Securities Act with the SEC for the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For additional information about us and our securities, we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov.

AMERICAN BUSINESS SERVICES, INC.

CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

AMERICAN BUSINESS SERVICES, INC.

Consolidated Financial Statements

TABLE OF CONTENTS

          Page

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REPORT OF INDEPENDENT REGISTERED

    PUBLIC ACCOUNTING FIRM

47

CONSOLIDATED FINANCIAL STATEMENTS

    Consolidated balance sheets

48

    Consolidated statements of operations

49

    Consolidated statements of stockholders’ equity

50

    Consolidated statements of cash flows

51

    Notes to consolidated financial statements

52

RONALD R. CHADWICK, P.C.

Certified Public Accountant

2851 South Parker Road, Suite 720

Aurora, Colorado  80014

Telephone (303)306-1967

Fax (303)306-1944

Email: rcpc35@hotmail.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

American Business Services, Inc.

Castle Rock, Colorado

I have audited the accompanying consolidated balance sheets of American Business Services, Inc. as of December 31, 2010 and 2011, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of American Business Services, Inc. as of December 31, 2010 and 2011, and the consolidated results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements the Company has suffered a loss from operations and negative cash flows from operations raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Aurora, Colorado

Ronald R. Chadwick, P.C.

March 22, 2012

RONALD R. CHADWICK, P.C.

AMERICAN BUSINESS SERVICES, INC.

CONSOLIDATED BALANCE SHEETS

	Dec. 31,	Dec. 31,
	2010	2011
ASSETS
Current assets
Cash	$60,900	$3,059
Total current assets	60,900	3,059

Notes receivable - related party (net of reserve)	10,000	-
Fixed assets	40,296	40,296
Less accumulated depreciation	(39,837)	(40,296)
	10,459	-
Total Assets	$71,359	$3,059

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Note payable - related party - current portion	$11,800	$23,800
Total current liabilities	11,800	23,800

Total Liabilities	11,800	23,800

Stockholders' Equity
Preferred stock, $.001 par value;
10,000,000 shares authorized;
none issued and outstanding	-	-
Common stock, $.001 par value;
90,000,000 shares authorized;
6,000,000 (2010) and 6,480,000 (2011)
shares issued and outstanding	6,000	6,480
Additional paid in capital	(6,000)	(1,680)
Retained earnings (deficit)	59,559	(25,541)
Total Stockholders' Equity	59,559	(20,741)

Total Liabilities and Stockholders' Equity	$71,359	$3,059

The accompanying notes are an integral part of the consolidated financial statements.

AMERICAN BUSINESS SERVICES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended	Year Ended
	Dec. 31,	Dec. 31,
	2010	2011

Revenue	$54,920	$70,143

Expenses:
Depreciation	6,622	459
Reserve expense - note receivable	3,900	10,000
General and administrative	177,903	144,935
	188,425	155,394

Income (loss) from operations	(133,505)	(85,251)

Other income (expense)
Realized gain (loss) on securities	160,759	-
Other income	61	151
	160,820	151

Income (loss) before provision
for income taxes	27,315	(85,100)

Provision for income tax	-	-

Net income (loss)	$27,315	$(85,100)

Net income (loss) per share
(Basic and fully diluted)	$0.00	$(0.01)

Weighted average number of
common shares outstanding	6,000,000	6,120,000

PRO FORMA:
Income Tax Expense	$5,463	$-

Net income (loss) per share
(after pro forma income tax)
(Basic and fully diluted)	$0.00	$(0.01)

The accompanying notes are an integral part of the consolidated financial statements.

AMERICAN BUSINESS SERVICES, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

		Common Stock					Retained		Stock-
				Amount		Paid in	Eearnings		holders'
		Shares		($.001 Par)		Capital	(Deficit)		Equity

Balances at December 31, 2009		6,000,000	-	$6,000	-	$(6,000)	$32,244	$-	$32,244

Net income (loss) for the year							27,315		27,315

Balances at December 31, 2010	-	6,000,000	-	$6,000	$-	$(6,000)	$59,559	$-	$59,559

Stock issuances for cash		480,000		480		4,320			4,800

Net income (loss) for the year							(85,100)		(85,100)

Balances at December 31, 2011		6,480,000		$6,480		$(1,680)	$(25,541)		$(20,741)

The accompanying notes are an integral part of the consolidated financial statements

AMERICAN BUSINESS SERVICES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended	Year Ended
	Dec. 31,	Dec. 31,
	2010	2011
Cash Flows From Operating Activities:
Net income (loss)	$27,315	$(85,100)

Adjustments to reconcile net income to
net cash provided by (used for)
operating activities:
Depreciation	6,622	459
Reserve expense - notes receivable	3,900	10,000
Accrued payables	(1,791)	-
Write offs	-	400
Realized (gain) loss on sale of securities	(160,759)	-
Net cash provided by (used for)
operating activities	(124,713)	(74,241)

Cash Flows From Investing Activities:
Notes receivable - loans	(20,000)	-
Notes receivable - receipts	39,050	-
Purchase of marketable securities		(400)
Sale of marketable securities	160,759	-
Net cash provided by (used for)
investing activities	179,809	(400)

Cash Flows From Financing Activities:
Note payable - borrowings	-	12,000
Sales of common stock	-	4,800
Net cash provided by (used for)
financing activities	-	16,800

Net Increase (Decrease) In Cash	55,096	(57,841)
Cash At The Beginning Of The Period	5,804	60,900

Cash At The End Of The Period	$60,900	$3,059

Schedule of Non-Cash Investing and Financing Activities
None

Supplemental Disclosure

Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of the consolidated financial statements

AMERICAN BUSINESS SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2010 and 2011

NOTE 1. ORGANIZATION, OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

American Business Services, Inc. (the “Company”), was incorporated in the State of Colorado on September 20, 1991. The Company provides merger and acquisition financial consulting services. The Company may also engage in any other business permitted by law, as designated by the Board of Directors of the Company.

Principles of consolidation

The accompanying consolidated financial statements include the accounts of American Business Services, Inc. and its wholly owned subsidiaries, both of which are inactive. All intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less as cash equivalents.

Accounts receivable

The Company reviews accounts receivable periodically for collectability and establishes an allowance for doubtful accounts and records bad debt expense when deemed necessary. At December 31, 2010 and 2011 the Company had no balance in its allowance for doubtful accounts.

Property and equipment

Property and equipment are recorded at cost and depreciated under accelerated and straight line methods over each item's estimated useful life.

AMERICAN BUSINESS SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2010 and 2011

NOTE 1. ORGANIZATION, OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue recognition

Revenue is recognized on an accrual basis as earned under contract terms. Specifically, revenue from consulting services is recognized subsequent to client services being performed at an agreed upon price, and collectibility is reasonably assured.

Advertising costs

Advertising costs are expensed as incurred. The Company recorded no advertising costs in 2010 and 2011.

Income tax

The Company accounts for income taxes pursuant to ASC 740. Under ASC 740 deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Through October 2011 the Company was an S-corp for income tax purposes, and therefore a pass-through entity paying no income tax at the corporate level. The consolidated statements of operations at bottom illustrate the Company’s pro forma tax expense and net income (loss) per share by period had the Company been taxed as a C-corporation during all periods presented. The Company had no material loss carryforwards at end 2011.

Net income (loss) per share

The net income (loss) per share is computed by dividing the net income (loss) by the weighted average number of shares of common outstanding. Warrants, stock options, and common stock issuable upon the conversion of the Company's preferred stock (if any), are not included in the computation if the effect would be anti-dilutive and would increase the earnings or decrease loss per share.

AMERICAN BUSINESS SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2010 and 2011

NOTE 1. ORGANIZATION, OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Financial Instruments

The carrying value of the Company’s financial instruments, as reported in the accompanying balance sheets, approximates fair value.

Long-Lived Assets

In accordance with ASC 350, the Company regularly reviews the carrying value of intangible and other long-lived assets for the existence of facts or circumstances, both internally and externally, that may suggest impairment. If impairment testing indicates a lack of recoverability, an impairment loss is recognized by the Company if the carrying amount of a long-lived asset exceeds its fair value.

Products and services, geographic areas and major customers

The Company’s business of financial consulting constitutes one operating segment. All fee revenues each year were domestic and to external customers.

Marketable Securities

The Company's marketable securities are classified as available-for-sale, are presented in the balance sheets at fair market value, and consist entirely of equity securities. Gains and losses are determined using the specific identification method. All material Company holdings in marketable securities were acquired and sold in 2010, resulting in realized gains of $160,759. The securities, having no cost basis to the Company, were acquired through transfer with no cash outlay.

Stock based compensation

The Company accounts for employee and non-employee stock awards under ASC 718, whereby equity instruments issued to employees for services are recorded based on the fair value of the instrument issued and those issued to non-employees are recorded based on the fair value of the consideration received or the fair value of the equity instrument, whichever is more reliably measurable.

AMERICAN BUSINESS SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2010 and 2011

NOTE 2. RELATED PARTY TRANSACTIONS

The Company lends money through notes receivable on an ongoing basis to various companies related by common control. The notes are due to be repaid to the Company at various dates through December 2011. The notes are non-interest bearing through the due dates, bearing monthly compound interest thereafter at 4%-6% per annum. The Company recorded no interest revenue on the notes receivable in 2010 and 2011. The Company has established a reserve for any loans not repaid within one year. At December 31, 2010 and 2011 the Company had $35,100 in notes receivable outstanding, with a corresponding note reserve of $25,100 and $35,100. Note reserve expense in 2010 and 2011 was $3,900 and $10,000.

As of December 31, 2010 and 2011 the Company owed a related party under a note payable $11,800, due in full December 31, 2011, bearing no interest until December 31, 2011 with monthly compound interest thereafter at 4% per annum.  The note is convertible anytime at the holder’s option into common shares of the Company at $.05 per share.

NOTE 3. FIXED ASSETS

Fixed asset values recorded at cost are as follows:

   2010

    2011

Office equipment

$   7,188

$   7,188

Vehicle

   33,108

   33,108

   40,296

   40,296

Less accumulated depreciation

  (39,837)

  (40,296)

Total

$      459

$          -

Depreciation expense in 2010 and 2011 was $6,622 and $459.

NOTE 4. GOING CONCERN

The Company has suffered a loss from operations and has negative cash flows from operations, and in all likelihood will be required to make significant future expenditures in connection with marketing efforts along with general administrative expenses. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

AMERICAN BUSINESS SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2010 and 2011

NOTE 4. GOING CONCERN

The Company may raise additional capital through the sale of its equity securities, through an offering of debt securities, or through borrowings from financial institutions or related parties. By doing so, the Company hopes to generate sufficient capital to execute its business plan of providing financial consulting services on an ongoing basis. Management believes that actions presently being taken to obtain additional funding provide the opportunity for the Company to continue as a going concern.

NOTE 5. SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date of issuance of May 1, 2012 of these financial statements and determined that there are no reportable subsequent events.

Up to a Maximum of 4,000,000 Common Shares

at $.05 per Common Share

Prospectus

American Business Services, Inc.

May 1, 2012

YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.  WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, COMMON SHARES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED.

Until ____________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities being registered.

The registrant shall pay the expenses.

SEC Registration Fee	$ 26.01
Printing and Engraving Expenses	1,500.00
Legal Fees and Expenses	10,000.00
Accounting Fees and Expenses	4,000.00
Miscellaneous	4,473.99
TOTAL	$20,000.00
========

Item 14.  Indemnification of Directors and Officers

---------------------------------------------------

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant as provided in the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15.  Recent Sales of Unregistered Securities

-------------------------------------------------

In September 2011, ABS sold a total of $480,000 shares of its common stock to eight unaffiliated individuals for a total of $4,800.

Item 16.  Exhibits and Financial Statement Schedules

---------------------------------------------------

The following exhibits are filed as part of this registration statement:

Exhibit            Description

-------

-----------

   3

Articles of Incorporation, By-Laws

  (i)      Articles of Incorporation and amendment.

  (ii)     By-Laws.

   5

Consent and Opinion of J.M. Walker & Associates, Attorneys at

  Law regarding the legality of the securities being registered

  11

Statement of Computation of Per Share Earnings

  This Computation appears in the Financial Statements.

  21

List of Subsidiaries.

  23

Consent of Certified Public Accountant.

Item 17.  Undertakings

----------------------

   (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

        ii. Reflect in the prospectus any facts or events arising after the effective date of which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC in accordance with Rule 424(b) of this chapter, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        iii. Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:  The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchase, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchase and will be considered to offer or sell such securities to such purchaser:

           i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

          ii.  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

         iii.  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

         iv.  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

     (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  The registrant is relying on Rule 430B (230.430B of this chapter):

   A.  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

   B.  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (6)  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:  The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

   i.  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

   ii.  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  iii.  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

  iv.  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Castle Rock, State of Colorado, on May 1, 2012.

American Business Services, Inc.

By: /s/ Phil E. Ray

      Phil E. Ray, CEO

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:  /s/Phil E. Ray

Dated: May 1, 2012

       Phil E. Ray, CEO, CFO

       Controller, Director

By:  /s/A. Terry Ray

Dated: May 1, 2012

       A. Terry Ray

       Secretary, Director